Exhibit 99.1

News Release
Blackboard Inc. Reports Fourth Quarter and
Full Year 2010 Results
- Fourth Quarter Revenue Increases 18 Percent to $117.7 Million -
- Full Year 2010 Revenue Increases 19 Percent to $447.3 Million -
- Full Year 2010 Free Cash Flow of $90 Million -
Washington, DC — February 3, 2011 — Blackboard Inc. (NASDAQ: BBBB) today announced financial results for the fourth quarter and year ended December 31, 2010 and updated guidance for the first quarter and full year 2011.
“We had a great fourth quarter which capped a very good year for Blackboard,” said Michael Chasen, chief executive officer and president of Blackboard. “During 2010, we made a number of strategic investments, further expanding our products and services, in order to offer our customers a more comprehensive integrated suite of technology that provides an improved educational experience in a more cost effective way. We see momentum accelerating for a number of key industry trends which we are well positioned to capitalize on for 2011 and beyond including access to solutions through mobile devices and the adoption of cloud-based architectures.”
Blackboard’s fourth quarter revenue was $117.7 million, an increase of 18 percent over the same period in 2009. Product revenue in the fourth quarter was $109.1 million, an increase of 20 percent over the $90.8 million of product revenue in the fourth quarter of last year. Professional services revenue for the fourth quarter was $8.6 million, which represents a decrease of 7 percent over the same period in 2009.
GAAP net income was $1.5 million for the fourth quarter of 2010 compared to GAAP net income of $7.7 million in the same period last year. GAAP net income per diluted share was $0.04 compared to GAAP net income per diluted share of $0.23 in the same period last year. Non-GAAP adjusted net income for the fourth quarter of 2010, which excludes the amortization of acquisition-related intangible assets, stock-based compensation expense, and non-cash interest expense, all net of taxes, was $11.8 million, resulting in non-GAAP adjusted net income per diluted share of $0.34 compared to non-GAAP adjusted net income of $16.7 million and non-GAAP adjusted net income per diluted share of $0.49 for the fourth quarter of 2009.
Total revenue for the year ended December 31, 2010 was $447.3 million, an increase of 19 percent over the prior year. GAAP net income was $16.6 million for the year ended December 31, 2010 compared to GAAP net income of $7.9 million in the same period last year. For the year ended December 31, 2010, GAAP net income per diluted share was $0.48 compared to GAAP net income per diluted share of $0.24 for 2009. Non-GAAP adjusted net income for the full year 2010 was $55.8 million, resulting in non-GAAP adjusted net income per diluted share of $1.60 compared to non-GAAP adjusted net income of $47.0 million and non-GAAP adjusted net income per diluted share of $1.42 in 2009.
Additional Financial Highlights from the Fourth Quarter and Full Year 2010
•	Free cash flow (cash flow from operations less purchases of property and equipment) was $41.9 million for the fourth quarter of 2010 and $90.0 million for the full year 2010.

•	Cash and cash equivalents were $70.3 million as of December 31, 2010.

•	Total deferred revenues increased 13 percent year-over-year to $218.0 million as of December 31, 2010.
“2010 was a strong year for Blackboard. We delivered consistent revenue and earnings performance and significant free cash flow,” said John Kinzer, chief financial officer of Blackboard. “In 2011 and beyond, we are well positioned to drive top line growth while continuing our focus on expanding profitability.”
Highlights from the Fourth Quarter of 2010
•	Blackboard’s new and expanding client relationships in the quarter included:
o	U.S. Higher Education: Cleveland State University, East Carolina University, Eastern Michigan University, Georgetown University, Holy Family University, Jacksonville State University, Lone Star Community College, Northern Essex Community College, Pasadena Community College, Riverside Community College, Sam Houston State University, Southwest Mississippi State, Tallahassee Community College, University of Central Arkansas and others.

o	International: Curtin University, Hogeschool voor de Kunsten, Instituto Profesional DUOC, Kazan Automotive University, King Saud University for Health and Sciences, Liverpool University, Malardalen University, Salford University, Technical and Vocational Training Center in Saudi Arabia, Universidad Camilo Jose Cela, University of Information, Technology and Management, University of Western Sydney, Woosong University and others.

o	K-12: Albuquerque Public Schools (NM), Ascension Parish Public Schools (LA), Briarcliff Manor Union Free School District (NY), Clark County School District (NV), El Monte UHSD (CA), Florida Virtual School, Half Hollow School District (NY), Maize Unified School District 266 (KS), Pulaski County Special School District (AR), Stafford County Public Schools (VA) and others.

o	Professional Education (ProEd): Capella University, Herzing University, Laureate Education, National Strength and Conditioning Association, Defense Language Institute, Salem International University, Schiller International University, Strayer University, Ultimate Medical Academy , Walden University and others.
•	Blackboard’s enterprise licenses totaled 12,458.

•	Blackboard ended 2010 with 9,350 total clients.

•	Blackboard’s annual renewal rate was approximately 91 percent during 2010.

•	Blackboard announced more than 1,200 clients are now on Blackboard’s next generation online teaching and learning platform, Blackboard Learn™ Release 9.1.

•	Blackboard announced support for the Common Core State Standards, which are now directly accessible for the K-12 community within the Blackboard Learn, Release 9.1 and ANGEL Edition platforms. The integration makes it easy for teachers and administrators to search the standards database from within the course environment to ensure that courses and content are aligned to the new standards.
Outlook for the First Quarter and Full Year of 2011
The following guidance is inclusive of the Presidium Inc. acquisition previously announced on January 12, 2011.
First Quarter of 2011:
•	GAAP revenue of approximately $115.4 million;

•	GAAP net loss of approximately ($5.7) million;

•	GAAP net loss per diluted share of approximately ($0.16) based on an estimated 35.9 million diluted shares and an estimated GAAP effective tax rate of approximately 30.0 percent;

•	Non-GAAP revenue of approximately $121.0 million;

•	Non-GAAP net income of approximately $9.7 million; and

•	Non-GAAP net income per diluted share of approximately $0.27 based on an estimated 35.9 million diluted shares and an estimated non-GAAP effective tax rate of approximately 40.0 percent.
Full Year 2011:
•	GAAP revenue of approximately $528.2 million;

•	GAAP net income of approximately $21.5 million;

•	GAAP net income per diluted share of approximately $0.59 based on an estimated 36.2 million diluted shares and an estimated GAAP effective tax rate of approximately 30.0 percent;

•	Non-GAAP revenue of approximately $540.0 million;

•	Non-GAAP net income of approximately $65.8 million;

•	Non-GAAP net income per diluted share of approximately $1.82 based on an estimated 36.2 million diluted shares and an estimated non-GAAP effective tax rate of approximately 37.0 percent; and

•	Free cash flow (cash flow from operations less purchases of property and equipment) of approximately $90.0 to $100.0 million.
Blackboard Conference Call Information:

Domestic:	+1 (866) 700-7441
International:	+1 (617) 213-8839
Confirmation Code:	89447738

Blackboard will also broadcast its conference call live over the Internet beginning at 4:30 p.m. on February 3, 2011, and interested parties can access the webcast through the Investor Relations section of the Company’s Web site at http://investor.blackboard.com.
A replay of the call will be available via telephone from approximately 7:00 p.m. Eastern (4:00 p.m. Pacific) on February 3, 2011 until 11:00 p.m. Eastern (8:00 p.m. Pacific) on February 10, 2011. To listen to the replay, participants in the U.S. and Canada should dial 888-286-8010, and international participants should dial +1 (617) 801-6888. The conference ID for the replay is 96236089.

BLACKBOARD INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Three Months Ended		Year Ended
	December 31	December 31	December 31	December 31
	2009	2010	2009	2010
Revenues:
Product	$90,775	$109,130	$342,144	$412,641
Professional services	9,259	8,572	34,856	34,677

Total revenues	100,034	117,702	377,000	447,318
Operating expenses:
Cost of product revenues, excludes $2,497 and $2,489 for the three months ended December 31, 2009 and 2010, respectively, and $10,649 and $10,161 for the year ended December 31, 2009 and 2010, respectively, in amortization of acquired technology included in amortization of intangibles resulting from acquisitions shown below (1)	23,913	29,737	90,968	110,105
Cost of professional services revenues (1)	5,005	6,863	20,024	22,717
Research and development (1)	12,119	15,676	45,967	55,009
Sales and marketing (1)	24,742	35,382	98,751	121,190
General and administrative (1)	13,911	16,329	56,387	65,962
Patent-related impairment and other costs	—	—	10,984	—
Amortization of intangibles resulting from acquisitions	9,266	10,306	34,994	38,320

Total operating expenses	88,956	114,293	358,075	413,303

Income from operations	11,078	3,409	18,925	34,015
Other expense, net:
Interest expense	(3,122)	(3,228)	(11,999)	(12,206)
Interest income	28	21	230	126
Other income (expense), net	350	1,897	1,453	1,352

Income before provision for income taxes	8,334	2,099	8,609	23,287
Provision for income taxes	(620)	(584)	(697)	(6,643)

Net income	$7,714	$1,515	$7,912	$16,644

Net income per common share:
Basic	$0.24	$0.04	$0.25	$0.49

Diluted	$0.23	$0.04	$0.24	$0.48

Weighted average number of common shares:
Basic	32,707,631	34,508,139	32,065,700	34,082,992

Diluted	33,704,096	35,204,511	33,100,858	34,848,896

(1) Includes the following amounts related to stock-based compensation:
Cost of product revenues	$302	$288	$1,225	1,205
Cost of professional services revenues	127	186	524	662
Research and development	250	278	1,018	1,177
Sales and marketing	1,476	2,219	6,101	8,067
General and administrative	1,823	2,078	7,091	8,870

Reconciliation of GAAP net income before provision for income taxes to non-GAAP adjusted net income (2):

GAAP Net income before provision for income taxes	$8,334	$2,099	$8,609	$23,287
Add: Non-cash patent related impairment	—	—	7,447	—
Add: Amortization of intangibles resulting from acquisitions	9,266	10,306	34,994	38,320
Add: Stock-based compensation	3,978	5,049	15,959	19,981
Add: Non-cash interest expense	1,565	1,695	6,254	6,406
Adjusted provision for income taxes (3)	(6,470)	(7,319)	(26,235)	(32,202)

Non-GAAP adjusted net income	$16,673	$11,830	$47,028	$55,792

Non-GAAP adjusted net income per common share — diluted	$0.49	$0.34	$1.42	$1.60

Weighted average number of diluted common shares	33,704,096	35,204,511	33,100,858	34,848,896

(2)	Non-GAAP adjusted net income and non-GAAP adjusted net income per share are non-GAAP financial measures and have no standardized measurement prescribed by GAAP. Management believes that both measures provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations and since the Company has historically reported these non-GAAP results they provide an additional basis for comparisons to prior periods. The non-GAAP financial measures may not be comparable with similar non-GAAP financial measures used by other companies and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The Company provides the above reconciliation to the most directly comparable GAAP financial measure to allow investors to appropriately consider each non-GAAP financial measure.

(3)	Adjusted provision for income taxes is applied at an effective rate of approximately 28.0% and 38.2% for the three months ended December 31, 2009 and 2010, respectively, and approximately 35.8% and 36.6% for the years ended December 31, 2009 and 2010, respectively.

BLACKBOARD INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	December 31,	December 31,
	2009	2010
ASSETS
Current assets:
Cash and cash equivalents	$167,353	$70,314
Accounts receivable, net	69,098	90,199
Inventories	1,557	128
Prepaid expenses and other current assets	15,232	16,833
Deferred tax asset, current portion	2,692	5,683
Deferred cost of revenues	7,664	3,256

Total current assets	263,596	186,413

Deferred tax asset, noncurrent portion	18,188	14,148
Investment in common stock warrant	3,124	—
Restricted cash	3,923	5,741
Property and equipment, net	34,483	43,002
Other assets	1,453	1,582
Goodwill	328,858	479,693
Intangible assets, net	71,309	116,649

Total assets	$724,934	$847,228

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,360	$1,818
Accrued expenses	28,264	41,018
Deferred rent, current portion	1,021	450
Deferred revenues, current portion	186,702	211,752
Convertible senior notes, net of debt discount	—	162,326

Total current liabilities	218,347	417,364

Convertible senior notes, net of debt discount	156,177	—
Deferred rent, noncurrent portion	11,507	11,978
Deferred tax liability, noncurrent portion	1,474	3,580
Deferred revenues, noncurrent portion	5,957	6,223
Stockholders’ equity:
Common stock, $0.01 par value	331	345
Additional paid-in capital	406,751	465,910
Accumulated other comprehensive income, net	—	794
Accumulated deficit	(75,610)	(58,966)

Total stockholders’ equity	331,472	408,083

Total liabilities and stockholders’ equity	$724,934	$847,228

BLACKBOARD INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31
	2009	2010
	(in thousands)
Cash flows from operating activities
Net income	$7,912	$16,644
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income tax benefit	(5,889)	(1,408)
Excess tax benefits from stock-based compensation	(3,729)	(3,116)
Amortization of debt discount	6,254	6,406
Depreciation and amortization	18,887	20,050
Amortization of intangibles resulting from acquisitions	34,994	38,320
Patent related impairment charge	7,447	—
Change in allowance for doubtful accounts	258	(190)
Stock-based compensation	15,959	19,981
Gain on investment in common stock warrant	(1,134)	(1,488)
Changes in operating assets and liabilities:
Accounts receivable	13,371	(7,325)
Inventories	226	1,429
Prepaid expenses and other current assets	(6,404)	1,753
Deferred cost of revenues	(538)	4,409
Accounts payable	(277)	(3,580)
Accrued expenses	4,127	6,722
Deferred rent	1,224	(100)
Deferred revenues	17,163	13,085

Net cash provided by operating activities	109,851	111,592

Cash flows from investing activities
Purchases of property and equipment	(18,946)	(21,557)
Payments for patent enforcement costs	(414)	—
Purchase of available-for-sale investments	(6,586)	—
Redemptions of available-for-sale investments	6,586	—
Acquisitions, net of cash acquired	(93,434)	(220,584)

Net cash used in investing activities	(112,794)	(242,141)

Cash flows from financing activities
Payments on letters of credit	(3,474)	(1,244)
Release of letters of credit	3,800	180
Payment for debt issuance costs	—	(1,727)
Excess tax benefits from stock-based compensation	3,729	3,116
Proceeds from exercise of stock options	24,495	33,185

Net cash provided by financing activities	28,550	33,510

Net increase (decrease) in cash and cash equivalents	25,607	(97,039)
Cash and cash equivalents at beginning of period	141,746	167,353

Cash and cash equivalents at end of period	$167,353	$70,314

About Blackboard Inc.
Blackboard Inc. (Nasdaq: BBBB) is a global leader in enterprise technology and innovative solutions that improve the experience of millions of students and learners around the world every day. Blackboard’s solutions allow thousands of higher education, K-12, professional, corporate, and government organizations to extend teaching and learning online, facilitate campus commerce and security, and communicate more effectively with their communities. Founded in 1997, Blackboard is headquartered in Washington, D.C., with offices in North America, Europe, Asia and Australia.
Any statements in this press release about future expectations, plans and prospects for Blackboard and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the factors discussed in the “Risk Factors” section of our Form 10-Q filed on November 5, 2010 with the SEC. In addition, the forward-looking statements included in this press release represent the Company’s views as of February 3, 2011. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to February 3, 2011.
Use of Non-GAAP Financial Measures
This release includes information about the Company’s non-GAAP revenue, non-GAAP net income, non-GAAP net income per diluted share, and free cash flow, which are non-GAAP financial measures. Management believes that these measures provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations and aspects of current operating performance that can be effectively managed. Because the Company has historically reported non-GAAP results to the investment community, management also believes the inclusion of these non-GAAP financial measures provides enhanced comparability in its financial reporting and facilitates investors’ understanding of the Company’s historic operating trends by providing an additional basis for comparisons to prior periods. In addition, the Company’s internal reporting, including information provided to the Company’s Audit Committee and Board of Directors, contains non-GAAP measures. The Company has also adopted internal compensation metrics that are determined on a basis that reflects non-GAAP measures and other items as determined by the Board of Directors.
In 2010, the Company’s non-GAAP net income and non-GAAP net income per diluted share exclude the amortization or impairment of intangible assets, stock-based compensation expense and non-cash interest expense, all net of taxes. Beginning in 2011, the Company’s non-GAAP financial measures will also exclude certain impacts of acquisitions. Specifically, the Company’s non-GAAP revenue, non-GAAP net income and non-GAAP net income per diluted share measures will include deferred revenue of entities we have acquired that would have been recognized but for GAAP’s purchase accounting treatment requiring the elimination of this deferred revenue upon acquisition. While we cannot be certain that customers will renew the contracts that generated the deferred revenue, the Company has historically experienced high renewal rates and we believe GAAP results, which eliminate the recognition of these deferred revenues, alone do not fully capture all of the Company’s economic activities. Further, the Company’s non-GAAP net income and non-GAAP net income per diluted share measure will include the deferred revenue adjustment and exclude certain transition, integration and transaction-related expense items resulting from acquisitions and non-cash translation gains or losses, all net of taxes. The Company does not consider these adjustments to be related to the organic continuing operations of the acquired businesses and they are generally not relevant to assessing or estimating the long-term performance of the acquired assets. Although acquisition-related revenue and expenses are generally non-recurring with respect to past acquisitions, the Company generally will incur these adjustments in connection with any future acquisitions; however, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. Because the Company considers these revenue and expense adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of the control of the Company, the non-GAAP measures that exclude these adjustments allow management to better evaluate the Company’s ability to utilize its existing assets and estimate the long-term value that acquired assets will generate for the Company. For the same reasons, the non-GAAP measures will be useful to investors because they will allow for more complete comparisons of forward-looking guidance to the financial results of historical operations and the financial results of peer companies.
A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable with similar non-GAAP financial measures used by other companies. The Company compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure which investors can use to appropriately consider each financial measure determined under GAAP as well as on the non-GAAP basis. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition to the information contained in this release, investors should also review information contained in the Company’s Form 10-Q dated November 5, 2010, as well as other filings with the Securities and Exchange Commission when assessing the Company’s financial condition and results of operations. A reconciliation of GAAP to non-GAAP revenue, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP free cash flow is available on our website at http://investor.blackboard.com.
Contacts:
Michael J. Stanton
Senior Vice President, Investor Relations
Blackboard Inc.
+1 (202) 463-4860 ext. 2305
Staci Strauss Mortenson
Senior Vice President
ICR
+1 (203) 682-8273
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